EXHIBIT 99.1

PRESS RELEASE - FOR IMMEDIATE RELEASE

INYX COMPLETES STRATEGIC U.K. ACQUISITION OF

CELLTECH MANUFACTURING SERVICES LIMITED FROM UCB

Acquisition Expected to Make Material Contribution to Revenues & Earnings

NEW YORK - August 31, 2005 - Inyx, Inc. (OTC BB: IYXI), a specialty pharmaceutical company with a focus on niche drug delivery technologies and products, announced today that is has completed the acquisition of all the outstanding shares of Celltech Manufacturing Services Limited (CMSL) from UCB, a global biopharmaceutical company headquartered in Brussels, Belgium. The purchase price was 27.5 million Euros, which has been financed through a non-dilutive, asset-based debt facility provided by Westernbank Business Credit Division of Westernbank Puerto Rico.

As a result of the complementary benefits of the acquisition, CMSL is expected to contribute annualized revenues in excess of $50 million with high profit margins to Inyx over the first 12 months, which are expected to build in the future.

CMSL provides Inyx with a base of new customers and new development and production capabilities in solid dose, sterile, injectible and dry powder inhaler products for the United Kingdom, Europe and Asia. CMSL operates a 152,000-square foot cGMP (current Good Manufacturing Practice) plant on a 7.3-acre site in Ashton, near Manchester, which is also close to Inyx’s other wholly owned U.K. subsidiary, Inyx Pharma Limited, based in Runcorn, Cheshire.

As part of the acquisition, Inyx has received a five-year manufacturing contract from UCB as well as a long-term product support and services contract. Inyx has also acquired three product licenses as part of the transaction.

CMSL now operates under Inyx Europe Limited, a newly formed, wholly owned subsidiary.

“This strategic acquisition represents the second transforming event this year for Inyx,” said Jack Kachkar, M.D., Chairman and CEO of Inyx.

On March 31, 2005, Inyx acquired certain assets and business of Aventis Pharmaceuticals Puerto Rico Inc. from sanofi-aventis Group (NYSE: SNY), which has given Inyx a strategic operating base in the United States. That acquisition was also financed through non-dilutive, asset-based funding provided by Westernbank Puerto Rico, Puerto Rico’s second largest bank and a wholly owned subsidiary of W Holding Company, Inc. (NYSE: WHI).

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825 Third Avenue, 40th Floor, New York, NY 10022
Telephone: 212-838-1111 / Fax: 212-838-0060
www.inyxinc.com

INYX - Page 2

About Inyx

Inyx, Inc. is a specialty pharmaceutical company with aerosol drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services to the international healthcare market. In addition, Inyx is developing its own proprietary products to be marketed by selected clients and strategic partners, which include some of the largest pharmaceutical companies. The company’s operations are conducted through several wholly owned subsidiaries, including: Inyx USA, Ltd., which operates development and production facilities totaling 140,000 square feet on a 9.5-acre site in Manati, Puerto Rico; Inyx Pharma Limited, with a 60,000-square foot production center and 30,000-square foot R&D and administrative facilities near Manchester, England; and Inyx Canada, Inc. based in Toronto, provides business development and support services. Inyx, Inc.’s corporate offices are in New York City. For more information, please visit: www.inyxinc.com.

Safe Harbor

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

For more information, please contact:

Jay M. Green, Executive Vice President
Inyx, Inc.
212-838-1111
jgreen@inyxinc.com